UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2006

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-32970	ALBERTO-CULVER COMPANY (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5196741

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 1, 2006, the Board of Directors of Alberto-Culver Company (the “Company”) increased the size of the Board of Directors to 11 members and elected the following three new directors:

1. Thomas A. Dattilo

2. George L. Fotiades

3. Katherine S. Napier

Mr. Dattilo is a member of the Audit Committee and Nominating/Governance Committee; Mr. Fotiades is a member of the Audit Committee and Compensation and Leadership Development Committee; and Ms. Napier is a member of the Audit Committee and Nominating/Governance Committee.

As non-employee directors, Messrs. Dattilo and Fotiades and Ms. Napier participate in the 2006 Stock Option Plan for Non-Employee Directors (“DSOP”) and the Deferred Compensation Plan for Non-Employee Directors. Under the DSOP, each newly elected non-employee director is entitled to receive a grant of stock options to purchase approximately $300,000 of common stock, which is calculated by taking $300,000 divided by the fair market value of a share of the Company’s common stock on the date of grant and rounding to the nearest 100 shares. Pursuant to the DSOP, each new director was granted options to purchase 14,800 shares on December 1, 2006 at an exercise price of $20.305 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: December 6, 2006

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